UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 3, 2014

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-13061	34-1559348
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Michael Owens Way Perrysburg, Ohio	43551-2999
(Address of principal executive offices)	(Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 3, 2014, Owens-Brockway Glass Container Inc. (“OBGC”), a Delaware corporation and an indirect wholly-owned subsidiary of Owens-Illinois Group, Inc. (the “Company”), completed an offering of $500,000,000 5.000% Senior Notes due 2022 (the “2022 Senior Notes”) and $300,000,000 5.375% Senior Notes due 2025 (the “2025 Senior Notes” and, together with the 2022 Senior Notes, the “Senior Notes”).  The Senior Notes were offered and sold to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The initial purchasers then sold the Senior Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.  The Senior Notes are governed by an Indenture dated as of December 3, 2014, by and among OBGC, the guarantors party thereto, including the Company, and U.S. Bank National Association, as trustee.

The Senior Notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis by the Company and by certain domestic subsidiaries of the Company so long as they continue to guarantee the Company’s credit agreement.

The description in this Current Report of the Senior Notes and the Indenture is not intended to be a complete description of those documents and is qualified in its entirety by the full text of the Indenture, including the form of 2022 Senior Notes and the form of 2025 Senior Notes contained therein, which is attached as an exhibit to and incorporated by reference in this Current Report.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated in this Item 2.03 by reference.

Item 7.01              Regulation FD Disclosure.

OBGC intends to use a portion of the net proceeds from the offering of the Senior Notes to fund the purchase of its 3.00% Exchangeable Senior Notes due 2015 pursuant to a previously announced tender offer, of which approximately $628.7 million aggregate principal amount of Exchangeable Notes was outstanding as of October 31, 2014, and to pay fees and expenses incurred in connection therewith.  Any net proceeds received from the offering of the Senior Notes not used to fund the tender offer will be used for general corporate purposes, which may include the temporary repayment of borrowings under the Company’s revolving credit facility pursuant to the Company’s credit agreement.  Pending such use, any net proceeds received from the offering of the Senior Notes not used to fund the tender offer may be invested in short-term, investment grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the United States.

Item 9.01.                                        Financial Statements and Exhibits

(c)                                                                                  Exhibits.

Exhibit
No.	Description
4.1

Indenture dated as of December 3, 2014, by and among Owens-Brockway Glass Container Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, including the form of 2022 Senior Notes and the form of 2025 Senior Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS GROUP, INC.

Date: December 3, 2014	By:	/s/ Stephen P. Bramlage, Jr.
	Name:	Stephen P. Bramlage, Jr.
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
4.1

Indenture dated as of December 3, 2014, by and among Owens-Brockway Glass Container Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, including the form of 2022 Senior Notes and the form of 2025 Senior Notes.